EXHIBIT 5

                             [Arent Fox Letterhead]

                                    December 20, 1996

The Board of Directors
Silver Diner, Inc.
11806 Rockville Pike
Rockville, Maryland 20852

Gentlemen:

         We have acted as counsel to Silver Diner, Inc. , (the "Company"), with respect to the Company's Registration Statement on Form S-8, filed by the Company with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended, of (i) 75,000 shares of Common Stock, $.00074 par value (the "Shares"), subject to the Silver Diner, Inc. 1996 Non-employee Director Stock Option Plan (the "Non-employee Director Plan"), (ii) 100,000 Shares subject to the Silver Diner, Inc. 1996 Consultant Stock Option and Stock Purchase Plan (the "Consultant Plan") and (iii) 100,000 options to purchase one Share (the "Options") subject to the Consultant Plan.

         As counsel to the Company, we have examined the Company's Certificate of Incorporation and such records, certificates and other documents of the Company, as well as relevant statutes, regulations, published rulings and such questions of law, as we considered necessary or appropriate for the purpose of this opinion.

         Based on the foregoing, we are of the opinion that the 75,000 Shares subject to the Non-employee Director Plan, when issued and paid for in accordance with the terms of the Non-employee Director Plan, and the 100,000 Shares and 100,000 Options subject to the Consultant Plan, when issued and paid for in accordance with the terms of the Consultant Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations thereunder.

                                    Very truly yours,

                                    ARENT FOX KINTNER PLOTKIN & KAHN


                                    By: /s/ Arnold R. Westerman
                                        ------------------------------
                                        Arnold R. Westerman